LAW\\258594.01
As filed with the Securities and Exchange Commission on August 19, 1997.
                                            Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                   -------------------------------------

                                 FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   -------------------------------------

                         Precision Standard, Inc.
          (Exact name of registrant as specified in its charter)

             Colorado                              84-0985295
 (State or other jurisdiction of      (I.R.S. Employer Identification No.)
  incorporation or organization)

                       1225 17th Street, Suite 1800
                          Denver, Colorado 80202
                              (303) 292-6565
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)
                  ---------------------------------------
                                                With copies to:

    MATTHEW L. GOLD, PRESIDENT              S. LEE TERRY, JR., Esq.
     Precision Standard, Inc,                Gorsuch Kirgis L.L.C.
   1225 17th Street, Suite 1800           1401 17th Street, Suite 1100
      Denver, Colorado 80202                 Denver, Colorado 80202
          (303) 292-6565                         (303) 299-8900
                                               (303) 298-0215 Fax
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                  ---------------------------------------


     Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective when warranted by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                      CALCULATION OF REGISTRATION FEE

                                        Proposed   Proposed
                                        Maximum    Maximum
      Title of Each      Amount to      Offering  Aggregate   Amount of
   Class of Securities       be        Price Per   Offering  Registration
     to be Registered    Registered     Share(1)   Price(1)      Fee
  ---------------------------------    ---------- ---------  -----------
  Common Stock, $.0001
   par value per share   5,215,753      $1.2815 $6,683,987.47 $2,025.45

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The price of $1.2815 per share is the last sale price reported by The Nasdaq Stock Market on August 14, 1997.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.



               SUBJECT TO COMPLETION, DATED AUGUST 19, 1997
                                [LOGO TO BE
                                 INSERTED]
                         PRECISION STANDARD, INC.
                             5,215,743 Shares
                  ---------------------------------------

     This Prospectus relates to the offer and sale of 5,215,753 shares (the "Shares") of the common stock, $.0001 par value per share (the "Common Stock") of Precision Standard, Inc. (the "Company") by certain
shareholders of the Company (the "Selling Shareholders").   The Shares may
be sold from time to time by the Selling Shareholders, through ordinary brokerage transactions in negotiated transactions or otherwise, at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices. See - "Selling Shareholders" and "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders. See "Use of Proceeds."

     The Company's Common Stock is traded on The Nasdaq Stock Market -- National Market under the symbol "PCSN". On August 14, 1997, the last reported sale price of the Company's Common Stock was $1.2815.

THESE ARE SPECULATIVE SECURITIES.
SUCH SECURITIES INVOLVE A HIGH DEGREE OF RISK.
SEE "RISK FACTORS" AT PAGE 4.

==========================================================================
       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
        ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
==========================================================================

     No person has been authorized to give any information or to make any representation other than those contained in the Prospectus in connection with the offering made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or by the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances create any implication that the information herein is correct as of any time subsequent to the date hereof.
                    ----------------------------------

              The date of this Prospectus is August 19, 1997



                           AVAILABLE INFORMATION

     Precision Standard, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement" ) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto or incorporated by reference therein. Such information, including exhibits and schedules to the Registration Statement incorporated by reference therein, can be inspected and copied at the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. All such information may be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 1801 California Street, Suite 4800, Denver, Colorado 80202-2648; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov/edgarhp.htm that contains reports, proxy and information statements and other information concerning registrants that file electronically with the Commission. The Common Stock is traded on the Nasdaq National Market. Information filed by the Company with Nasdaq may be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Copies of these documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Prospectus is delivered, on written or oral request, without charge, directed to Matthew L. Gold, President, Precision Standard, Inc., 1225 Seventeenth Avenue, Suite 1800, Denver, Colorado 80202, telephone number 303/292-6565.


             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference
(Commission File No. 0-13829):

     1. Annual Report on Form 10-K for the year ended December 31, 1996, filed March 31, 1997;

     2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed May 15, 1997;

     3. Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed August 14, 1997;

     4. Form 8-A (Commission File No. 0-13829) filed on August 26, 1985 pursuant to Section 12(g) of the Exchange Act;

     5. Current Reports on Form 8-K dated December 30, 1996 filed January 6, 1997, Amendment No. 1 to Form 8-K dated December 30, 1996 on Form 8-K/A filed January 13, 1997, and Form 8-K dated January 14, 1997 filed January 21, 1997.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein prior to the date hereof shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     A copy of the documents incorporated by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in the information contained in this Prospectus), may be obtained upon request without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered upon the written or oral request of such person. Requests for such copies should be made to Precision Standard, Inc., 1225 Seventeenth Street, Suite 1800, Denver, Colorado 80202, Attention: Matthew L. Gold, President, telephone number 303/292-6565. In addition, such materials filed electronically by the Company with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov/edgarhp.htm.


                               RISK FACTORS

     AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS,
PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS WHEN EVALUATING AN INVESTMENT IN THE COMPANY.

     POTENTIAL ADVERSE IMPACT ON TRADING MARKET. While the Company's Common Stock is traded on the Nasdaq National Market, there has recently been a relatively low volume of trading in those shares. Consequently, the price at which the shares trade may be highly volatile. The Shares being offered hereby represent 41.4% of the Company's outstanding Common Stock. Given the historic low volume of trading, sale of these Shares in the market could materially and adversely affect the market price of the Company's securities. Although the Common Stock is traded on the Nasdaq National Market, there is no assurance that it will remain eligible to be included on The Nasdaq Stock Market.

     DEPENDENCE ON KEY PERSONNEL. The success of the Company is highly dependent upon the efforts and active participation of Matthew L. Gold and other key personnel. The loss of the services of such key personnel could adversely affect the Company and its business. The Company may also require the services of additional executive personnel in the future. There can be no assurance that the Company will be able to retain these individuals or to attract qualified individuals to replace the loss of any key personnel or to satisfy additional executive personnel requirements. The Company does not carry key man life insurance on any of its personnel.

     COMPETITION. The aircraft maintenance and modification services industry is highly competitive. The Company competes with a large number of other aircraft maintenance and modification services companies as well as other companies which design and manufacture aerial target systems, rocket launch vehicles and guidance systems, aircraft cargo handling systems and precision springs and components. Many of these competitors have far greater financial and other resources and more established reputations than the Company. There can be no assurance that the Company's services and products will successfully compete with the services and products of others. Competitive factors include quality, marketing strategy, price, bidding on government contracts, design, and customer service.

     LIQUIDITY AND CAPITAL RESOURCES. In October of 1996, the Company reached an agreement with the U.S. Government with respect to all outstanding Requests for Equitable Adjustment on both its 1990 and 1995 KC-135 contracts. The Company and the Government negotiated to resolve all disputes associated with the Government's untimely provision of government furnished material, the incidence of major structural repair work greatly in excess of that contemplated at the time of the contract formation, post contract increases in inspection requirements, consequent delay and disruption costs and other associated costs. The Company believes that the factors cited above caused the Company to incur at least $34.8 million in additional costs up to the date of the settlement with the Government. Pursuant to the terms of the settlement agreement, the Company received $25.0 million in cash from the U.S. Government in October of 1996. Also in October, the Company and its primary lender, Bank of America National Trust and Saving Association, negotiated the terms and conditions of amendments to the credit and warrant agreements between them. See
"Selling Shareholders." While the Company believes that the Government settlement and the renegotiation of the credit and warrant agreements, together with its revenues from operations, will provide sufficient liquidity for the Company to continue its operations for the remainder of 1997, additional capital resources may be required at or before that time. Moreover, there can be no assurance that such additional capital resources will be available to the Company.

     RAW MATERIALS. The Company purchases a variety of raw materials, including aluminum sheets and plates, extrusion, alloy steel and forgings. Except as noted below with respect to materials supplied by the U.S. Government, the Company experienced no significant shortages of raw material essential to its business during 1996 and does not anticipate any shortages of critical commodities over the longer term; although this is difficult to assess because many factors causing such possible shortages are outside its control. The Company procures many components, parts and equipment items from various domestic companies. The Company faces some dependence on suppliers for certain types of parts involving highly technical processes; however, this risk has lessened in the past few years as additional high technology suppliers have entered the market. The Company does not believe this dependence has significance for its business as a whole; rather, any adverse consequence that might result from a failure of a sole supplier to provide a particular part would be felt on an individual contract basis.

     A significant portion of the equipment and components used by the Company in the fulfillment of its services under U.S. Government contracts is furnished without charge to the Company by the Government. The Company is dependent upon Government Furnished Material ("GFM") to meet delivery schedules, and untimely receipt of such material adversely affects production schedules and contract profitability. The Company has encountered late delivery of GFM in 1993, 1994, 1995 and 1996 and as a result, has experienced a disruption in scheduled work and severely diminished profitability. This led to the Company making Requests for Equitable Adjustment from the Government. See "Liquidity and Capital Resources" above. The Company and the Government are working on ways to minimize the likelihood of a repetition of such delays in the future, but there can be no assurances that such delays will not recur.

     STCS, PMAS, PATENTS AND COPYRIGHTS. The Company holds 120 FAA-issued Supplementary Type Certificates ("STCs") which authorize it to perform certain modifications to aircraft. The modifications include air-stair installation, the conversion of commercial aircraft from passenger-to-freight or passenger-to-Quick Change configurations and ground proximity and wind shear warning systems. STCs are not patentable; rather, they indicate a procedure that is acceptable to the FAA to perform a given air-worthiness modification. The Company develops its STCs either internally or under licensing agreements with the original equipment manufacturer. The Company also holds FAA-issued Parts Manufacturing Approvals ("PMAs") which give it authorization to manufacture parts of its own design or that of other manufacturers related to its cargo handling system. The Company holds numerous other PMAs which give the Company authority to manufacture certain parts used in the conversion of aircraft from passenger-to-freighter and passenger-to-Quick Change configurations. The Company holds two active utility patents and three active design patents related to the Hayes Targets product line. Three of the patents (one utility expiring in 2001 and two designs expiring in 1998) concern infrared augmentation. The second utility patent is a British patent (expiring in 1997) and concerns visual augmentation. The remaining design patent (expiring in 1998) concerns a portable ground scoring unit developed for the purpose of scoring ground-based target emplacements on ground-to-air gunnery ranges. In addition, during 1996, the Company obtained a design patent for a permanent door sill designed for use in cargo configurations. All of the patents except the British patent are U.S. patents. Although the Company does not believe that the expiration or invalidation of any or all of these patents would have a material adverse impact upon its financial condition, there is no assurance that the Company will be able to protect its STCs, PMA or patents from conflicting uses or claims of ownership.
The Company holds copyrights to the computer software developed in-house for the operation of the Power Drive Unit System and Cargo Door Electro-Mechanical System used in the conversion of commercial aircraft, as well as copyrights to the software for the development of the control computer codes for the TLX-1 sea-skimming, height-keeping tow target, and the TMX class maneuvering target. These copyrights are not registered and will begin to expire after the year 2028.

     ENVIRONMENTAL COMPLIANCE. The Company is required to comply with environmental regulations at the federal, state and local levels. The regulations apply especially to the stripping, cleaning and painting of aircraft. Complying with environmental regulations has not had a material effect on the Company's capital expenditures, earnings and competitive position. However, there can be no assurance that the cost of compliance will not become material in the future.

     The Company has been designated as a potentially responsible party under the Comprehension and Liability Act for contamination associated with a site near its Clearwater, Florida facility. It is difficult to estimate the total clean up costs and to predict the method that will be used to allocate such costs among the responsible parties. While the Company does not believe that the resolution of this matter will have a material adverse effect on the Company's financial position, results of operations or cash flows, there can be no assurance that this will be the case.

     FORWARD LOOKING STATEMENTS. Statements contained herein concerning anticipated results of operations and the Company's intent to take certain actions in the future are forward looking statements, the accuracy of which cannot be guaranteed by the Company. These forward looking statements are subject to a variety of business risks and other uncertainties, including but not limited to the effect of economic conditions, the impact of competitive products and pricing, new product development, the actual performance of work under contract, customer contract awards and actions with respect to utilization and renewal of their contracts and the results of financing efforts.


                                THE COMPANY

     Precision Standard, Inc., a Colorado corporation (the "Company"), is a diversified aviation and aerospace company with executive offices in Denver, Colorado. The Company is composed of three operating groups: the Government Services Group, located primarily in Birmingham, Alabama; the Commercial Services Group, located in Dothan, Alabama and Copenhagen, Denmark; and the Manufacturing and Overhaul Group with facilities in Alabama, California, Colorado, Florida and Denmark.

     The Company provides aircraft maintenance and modification services for the government and military customers through its Government Services Group. These services include complete airframe inspection, maintenance, repair and custom airframe design and modification. For its military customers, the Company specializes in providing Programmed Depot Maintenance and Schedule Depot Level Maintenance on large transport aircraft and helicopters. The Company has a long, successful history of providing high-quality maintenance, modification, and integration work on a broad range of military aircraft including the KC-135, C-130, C-9, P-3, T-34, A-10, F-16, and U.S. Navy helicopters.

     The Commercial Services Group provides aircraft maintenance and modification services on a contract basis to the owners and operators of large commercial aircraft. The Company has broad experience in modifying commercial aircraft and providing value-added technical solutions and holds numerous, proprietary STCs (Supplemental Type Certificates). The Company also provides commercial aircraft maintenance varying in scope from a single aircraft serviced over a few days to multi-aircraft contracts lasting several years. The Company is able to offer full range maintenance support services to airlines coupled with the related engineering and technical services required by these customers.

     The Company's Manufacturing and Overhaul Group designs and manufactures a wide array of proprietary aerospace products including aerial tow targets; various space systems, such as guidance control systems and launch vehicles; aircraft cargo-handling systems; and precision parts and components for aircraft. In addition, the Manufacturing and Overhaul Group provides engine nacelle overhaul and repair and operates an aircraft parts distribution company.

     The Company's offices are located at 1225 Seventeenth Street, Suite 1800, Denver, Colorado 80202. The Company's telephone number is 303/292-6565.


                              USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares of Common Stock offered by the Selling Shareholders. The Company has agreed to bear certain expenses in connection with the registration of the Shares offered and sold by the Selling Shareholders, estimated to be $20,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker-dealers through whom they sell any of the Shares.

                         THE SELLING SHAREHOLDERS

     The following table sets forth certain information regarding the Selling Shareholders and the Shares offered by the Selling Shareholders pursuant to this Prospectus. None of the Selling Shareholders within the past three years has had any material relationship with the Company or any of its affiliates except as described below.


                                                 Shares to be Beneficially
                                                    Owned on Completion
      Name of        No. of Shares No. of Shares      of the Offering
      Selling         Beneficially     Being       ---------------------
    Shareholder          Owned        Offered        Number   % of Class
    ------------      ------------   ---------      -------   ----------

Bank of America       4,215,753(1)   4,215,753        -0-        -0-
National Trust and
Savings Association

Matthew L. Gold       8,836,630(2)   1,000,000    7,836,630(2)  62.2%

(1) Represents Shares issuable upon the exercise of a Warrant to purchase Common Stock issued to Bank of America National Trust and Savings Association, the Company's primary lender (the "Bank"). The Shares may be sold by the Bank or any other wholly-owned subsidiary of BankAmerica Corporation to which the Shares may be transferred prior to public resale. Additional discussion of this affiliation with the Company is described below.

(2) Includes options to purchase 620,000 Shares. Mr. Gold serves as President, Chief Executive Officer and Chairman of the Board of the Company.

     Bank of America National Trust and Savings Association (the "Bank") has been the Company's primary lender since 1988, making funds available to the Company through a Credit Agreement, providing for a term credit facility and a revolving credit facility (the "Credit Agreement"), and a Senior Subordinated Loan Agreement (the "Loan Agreement"). In connection with these agreements, the Company issued to the Bank a warrant to purchase shares of the Company's Common Stock (the "Warrant").

     The Credit Agreement, the Loan Agreement and the Warrant were each amended as of December 31, 1996. At the time of such amendments, no funds were outstanding under the revolving credit facility and $5.0 million of principal was outstanding under the term loan facility. As amended, the Credit Agreement provides for 6 installments of $100,000 to be paid against the principal amount during 1997 with the $4.4 million balance due January 31, 1998. The Loan Agreement, as amended, provided that the $7.2 million principal balance be repaid in sixteen equal quarterly installments commencing September 30, 1997.

     The Warrant, as amended, permits the Bank to purchase from the Company 4,215,753 shares of the Company's Common Stock at an aggregate purchase price of $0.237205492 per share, subject to certain adjustments for changes in the Company's Common Stock and for dilutive issuances dating back to 1988. The Company believes that no events that would trigger a material adjustment in the number of shares issuable upon exercise of the Warrant have occurred. Certain compensation related stock transactions have occurred, but all such transactions have been made at not less than the fair market value on the date of the transaction. Although the Company's determination of fair market value in accordance with its option plans may not be exactly equal to the average market value specified in the Warrant for determining dilutive issuances, it is unlikely that there is any material difference.

     The Company is required to repurchase the Warrant over a period of six quarters beginning August 31, 1997 with cash or by the issuance of Common Stock with a value equal to the redemption price. The redemption price for 35% of any Shares required to be redeemed on any installment date is $1.1135 per Share, such amount being equal to the difference between the average market price of the Common Stock for the 30 trading days following the date which was fifteen trading days prior to the date the Company filed its financial results for the third quarter of 1996 and the exercise price. The redemption price for the remaining 65% of any Shares required to be redeemed on any installment date is equal to the difference between the average market price of the Company's Common Stock of the 25 trading days immediately preceding the date which is five trading days prior to the respective installment date and the exercise price. The aggregate cash redemption price as determined above may be converted into Shares by dividing the respective aggregate redemption price by the average current market price for the 25 trading days immediately preceding the date which is five trading days to the respective installment date.

     The Company may exercise its right to repurchase the Warrant with shares of Common Stock, only if the Shares when issued are the subject of an effective registration statement and immediately publicly tradeable. By registering for sale hereunder the 4,215,753 Shares underlying the Warrant, the Company is preparing to repurchase the Warrant with Common Stock. The Company may, however, elect to repurchase all or a portion of the Warrant with cash.

     Matthew L. Gold has been Chairman of the Board, President and Chief Executive Officer of the Company since January 1987. In connection with the Warrant, Mr. Gold agreed that he would not sell any Shares or other securities of the Company held by him or any affiliate during any of the periods beginning 35 trading days prior to each installment date and ending on each installment date unless such transaction does not exceed 1,000 Shares or an equivalent number of other securities of the Company on each trading day.


                           PLAN OF DISTRIBUTION

     All of the Shares offered hereby are being sold by the Selling Shareholders. The Shares will be offered by the Selling Shareholders from time to time (i) at market prices prevailing on the Nasdaq National Market at the time of offer and sale, or at prices related to such prevailing market prices and (ii) in negotiated transactions, or (iii) a combination of such methods of sale. The Selling Shareholders may effect such transactions by offering and selling the Shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom the Selling Shareholders may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 (the "Securities Act") and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

     The Company has advised the Selling Shareholders that they and any securities broker- dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act. The Company has also advised the Selling Shareholders that, in the event of a "distribution" of the Shares, the Selling Shareholders, any "affiliated purchasers," and any broker-dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 (the "Exchange Act") until his or its participation in that distribution is completed. A "distribution" is defined in Rule 10b-6(c)(5) as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods." Rule 10b-6 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. The Company has also advised the Selling Shareholders that Rule 10b-7 under the Exchange Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purposes of pegging, fixing or stabilizing the price of the Company's Common Stock in connection with this offering.

     In the absence of this Registration Statement, Mr. Gold who is an executive officer, Director and an "affiliate" of the Company would be able to sell his Shares only subject to the limitations of Rule 144 promulgated under the Securities Act of 1933 ("Rule 144"). The Bank, to the extent that it may acquire more than 10% of the Company's Common Stock pursuant to the redemption of the Warrant with shares of Common Stock by the Company, may be deemed to be an "affiliate" of the Company. In general, under Rule 144 as currently in effect, an "affiliate" of the Company, or a person who has beneficially owned shares which are "restricted securities" for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent (1%) of the then outstanding shares of Common Stock of the Company, or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the Company is free to sell shares which are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule 144. Neither Mr. Gold nor the Bank will be subject to the foregoing restrictions when selling their Shares pursuant to this Prospectus.

     Under Section 16 of the Exchange Act, executive officers, Directors, and 10% or greater shareholders of the Company will be liable to the Company for any profit realized from any purchase and sale (or any sale and purchase) of Common Stock within a period of less than six months.


TRANSFER AGENT

     The Transfer Agent and Registrar for the shares of Common Stock is American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202.


                               LEGAL MATTERS

     The validity of the securities to be offered hereby will be passed upon for the Company by Gorsuch Kirgis L.L.C., Denver, Colorado, counsel for the Company.


                                  EXPERTS

     The financial statements and financial statement schedules of the Company as of December 31, 1996, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of the Company as of December 31, 1995, and for each of the years ended December 31, 1995 and 1994, have been incorporated by reference herein and in the registration statement in reliance upon the report of Coopers & Lybrand L.L.P., independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                              INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table shows the estimated expenses to be incurred in connection with the issuance of the securities being registered by the
Company:

     Securities and Exchange Commission Filing               $   2,025
     Printing and Mailing Costs and Fees                     $   1,000
     Accounting Fees and Costs                               $   2,000
     Legal Fees and Costs                                    $  12,000
     Blue Sky fees and Expenses                              $       0
     Miscellaneous                                           $   2,975
                                                             =========

     Total Costs                                             $  20,000

All of the above expenses except the SEC registration fee are estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Colorado Business Corporation Act (the "Act") provides at Article 109 for indemnification by a corporation of officers and directors in connection with civil proceedings brought against them by reason of their position with the corporation if the person being indemnified conducted himself or herself in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In any criminal proceeding, indemnification is permitted where the person had no reasonable cause to believe that his or her conduct was unlawful. Indemnification is required (unless limited by a corporation's Articles of Incorporation) where the officer or director is wholly successful, on the merits or otherwise, in the defense of any proceeding. The Act also establishes procedures by which persons seeking indemnification can obtain cost advances from the corporation and procedures by which indemnification determinations can be made.

     Article X of the Company's Amended and Second Restated Articles of Incorporation requires the Company to indemnify to the fullest extent permitted by applicable law against all liability and expense (including attorneys' fees) incurred by reason of the fact that a person is or was a director or officer of the Company if the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification by the Company is also required in connection with derivative actions where the party seeking indemnification is found to have acted in good faith and in a manner he reasonably believed to be in the best interest of the Company. Finally, indemnification is required where the officer or director seeking indemnification has been successful on the merits in the defense of the action. The Articles also contain provisions setting forth procedures by which parties seeking indemnification may obtain payment in advance of expenses incurred by them.

     The above discussion of the Colorado Business Corporation Act, the Company's Amended and Second Restated Articles of Incorporation is intended to be only a summary and is qualified in its entirety by the full text of the foregoing.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS

     4.1a Amended and Second Restated Articles of Incorporation of the Company. (1)

     4.1b Articles of Amendment to the Articles of Incorporation. (2)

     4.2  Amended and First Restated Bylaws of the Company. (1)

     4.3  Specimen Certificate for Common Stock. (1)

     4.4 Second Amended and Restated Credit Agreement between Precision Standard, Inc. and Bank of America National Trust and Savings Association entered into as of December 31, 1996. (3)

     4.5 Second Amended and Restated Senior Subordinated Loan Agreement between Precision Standard, Inc. and Bank of America National Trust and Savings Association entered into as of December 31, 1996. (3)

     4.6 Amended and Restated Warrant issued by Precision Standard, Inc. to the Bank of America National Trust and Savings Association entered into as of December 31, 1996. (3)

     4.7  First Amendment to Second Amended and Restated Senior
Subordinated Loan Agreement between Precision Standard, Inc. and Bank of America National Trust and Savings Association entered into as of August 8, 1997.(4)

     4.8 Accounts Receivable Management and Security Agreement between Precision Standard, Inc. and BNY of the Americas entered into as of August 8, 1997.(4)

     5    Opinion of Gorsuch Kirgis L.L.C.

     23.1 Consent of Coopers & Lybrand L.L.P.

     23.2 Consent of Arthur Andersen LLP.

     23.3 Consent of Gorsuch Kirgis L.L.C. is contained in their opinion which is Exhibit 5.

(1) Filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, and incorporated by reference herein.

(2) Filed as an exhibit to the Company's Registration Statement on Form S-8 (No. 33-79676) and incorporated by reference herein.

(3) Filed as exhibits to the Company's Form 10-Q for the period ended March 31, 1997 and incorporated by reference herein.

(4) Filed as exhibits to the Company's Form 10-Q for the period ended June 30, 1997 and incorporated by reference herein..

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

          i) to include any prospectus required by section 10(a)(3) of the Securities Act;

          ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (b) That for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

     (e) For the purposes of determining any liability under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 15 day of August, 1997.

                                   PRECISION STANDARD, INC.



                                   By:/s/Matthew L. Gold
                                        Matthew L. Gold, President
                                        (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE                    TITLE                       DATE
                            Chairman, President,
                          Chief Executive Officer
  /s/Matthew L. Gold            and Director             August 15, 1997
   Matthew L. Gold     (Principal Executive Officer)

                         Vice President and Treasurer
 /s/Timothy A. Rabon      (Principal Financial and       August 15, 1997
   Timothy A. Rabon         Accounting Officer)


 /s/Donald C. Hannah              Director               August 15, 1997
   Donald C. Hannah


/s/George E.R. Kinnear II         Director               August 15, 1997
George E. R. Kinnear II


/s/J. Ben Shapiro                Director               August 15, 1997
 J. Ben Shapiro, Jr.


/s/Thomas C. Richards             Director               August 15, 1997
  Thomas C. Richards


                               EXHIBIT INDEX



EXHIBIT                                   METHOD OF FILING
-------                                   ----------------

5       Opinion of Gorsuch Kirgis
         L.L.C.                           Filed herewith electronically

23.1    Consent of Coopers & Lybrand
         L.L.P.                           Filed herewith electronically

23.2    Consent of Arthur Andersen LLP    Filed herewith electronically